DOLLAR TREE REPORTS EARNINGS OF $0.22 PER SHARE
                          FOR THE FIRST QUARTER OF 2000

CHESAPEAKE, VA -- April 25, 2000 -- Dollar Tree Stores, Inc. (Nasdaq: DLTR), the nation's leading $1.00 price point retailer, reported that earnings per share increased to $0.22 for the first quarter of 2000, compared to pro forma earnings per share of $0.16 for the first quarter of 1999. Sales for the quarter increased 28.4% to $291.6 million compared to sales of $227.0 million for the first quarter of 1999. Net earnings increased 33.6% to $14.8 million compared to pro forma net earnings of $11.1 million for the prior year quarter.

          As previously reported, net sales were beneficially impacted by a 4.6% increase in comparable store net sales as a result of our continually improving merchandise offerings and a wider offering of consumer basic goods. Gross margin was unchanged at 35.6% for the first quarter of 2000 compared to the first quarter of 1999. Slight increases in merchandise costs, which include freight costs, were offset by the leverage of occupancy costs. Selling, general and administrative expenses were 24.7%, as a percent of net sales, which is consistent with the same period in the prior year. Interest income of $0.2 million resulted from a stronger cash position in the first quarter of 2000 compared to the first quarter of 1999.

         Macon Brock, President and CEO, stated "First quarter results are excellent, especially given the shift in the timing of the Easter selling season. We expect our strong sales results to continue into the second quarter when we will realize the majority of our Easter sales. In addition, we continue working on our integration plan with Dollar Express and expect to consummate the merger in the next few weeks."

         Dollar Tree Stores, Inc. is the nation's leading $1.00 discount variety store chain. As of March 31, 2000, Dollar Tree operates 1,434 stores in 35 states, having opened 52 new stores and closed one store in the first quarter.

This news release contains "forward-looking statements", as that term is used in the Private Securities Litigation Reform Act of 1995, regarding the consummation of the merger between Dollar Tree and Dollar Express and net sales for future periods. Such forward-looking statements are subject to certain risks and uncertainties that may cause the Company's actual results to differ materially from anticipated results or other expectations described in such statements, including a variety of factors that may cause the merger not to be consummated and the failure of the combined company to integrate successfully. Additionally, forward-looking statements are subject to, but not limited to, the risks indicated in the Company's filings with the Securities and Exchange Commission.

CONTACT:          Dollar Tree Stores, Inc., Chesapeake
                  Eric Coble or Erica Robb, 757/321-5000
                  http://www.DollarTree.com

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                            DOLLAR TREE STORES, INC.
                    Condensed Consolidated Income Statements
                       For the Three Months Ended March 31
                  (Amounts in thousands, except per share data)
                                   (Unaudited)


                                                       First Quarter
                                                    2000              1999
                                                    ----              ----

Net sales                                         $291,599          $227,044

Cost of sales                                      187,657           146,179

Gross profit                                       103,942            80,865
                                                     35.6%             35.6%

SGA expenses                                        72,139            56,125
                                                     24.7%             24.7%

Depreciation/amortization                            7,862             6,220

Net interest income(expense)                           154              (482)

Earnings before
  income taxes                                      24,095            18,038
                                                      8.3%              7.9%

Income tax expense*                                  9,276             6,945

Net earnings*                                      $14,819           $11,093
                                                      5.1%              4.9%

Pro forma earnings per share*:

Basic                                              $  0.24           $  0.18
Weighted average
  number of shares                                  62,237            61,543

Diluted                                            $  0.22           $  0.16
Weighted average
  number of shares                                  68,589            67,909

* Amounts include a pro forma adjustment for C-corporation income taxes relating to ONLY $ONE of $234 for the first quarter of 1999.

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


                            DOLLAR TREE STORES, INC.
                      Condensed Consolidated Balance Sheets
                             (Amounts in thousands)
                                   (Unaudited)

                                                  March 31,           Dec. 31,            March 31,
                                                    2000                1999                1999

Cash and cash equivalents                          $ 81,166          $ 176,514           $  20,997
Merchandise inventories                             255,239            174,582             176,615
Other current assets                                 16,289             18,399              13,724
                                                    -------            -------             -------

Total current assets                                352,694            369,495             211,336
                                                    -------            -------             -------

Property and equipment, net                         152,867            144,023             126,551
Goodwill, net                                        41,890             42,394              42,069
Other assets, net                                    14,984             15,216               8,328
                                                    -------            -------             -------

Total assets                                       $562,435           $571,128            $388,284
                                                    =======            =======             =======


Accounts payable                                   $ 63,880           $ 63,170            $ 42,538
Income taxes payable                                 12,058             28,063               5,936
Other current liabilities                            20,331             32,217              16,605
Current portion
 of long-term debt                                   25,025             26,500              18,500
                                                    -------            -------             -------

Total current liabilities                           121,294            149,950              83,579
                                                    -------            -------             -------

Long-term debt                                       24,000             24,000              30,000
Other liabilities                                    34,835             36,207               8,516
                                                    -------            -------             -------

Total liabilities                                   180,129            210,157             122,095
                                                    -------            -------             -------

Shareholders' equity                                382,306            360,971             266,189
                                                    -------            -------             -------

Total liabilities and
 shareholders' equity                              $562,435           $571,128            $388,284
                                                    =======            =======             =======


STORE DATA:
Number of stores open at
  end of period                                       1,434              1,383               1,227
Total gross square footage
  (in thousands)                                      7,056              6,675               5,742
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